UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  June 13, 2006

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

As previously disclosed, effective as of the first quarter of 2006, the company made changes to its management system. This included the transfer of products and services from the former Enterprise Investments segment to other reportable segments and the separation of the prior Global Services segment into two new reportable segments: Global Technology Services and Global Business Services. Previously reported segment information has been restated for all periods presented to reflect the changes in the company’s reportable segments. These changes do not impact IBM’s total revenue, cost, expense, net income, earnings per share, Consolidated Statement of Financial Position or Consolidated Statement of Cash Flows from previously reported information.

Exhibit 99.1 of this Form 8-K contains the Report of Independent Registered Public Accounting Firm, Management Discussion, Consolidated Financial Statements, Notes to Consolidated Financial Statements, Selected Financial Data, and Consent of Independent Registered Public Accounting Firm. The Consolidated Statement of Earnings and certain of the Notes to Consolidated Financial Statements were updated as applicable to reflect the restatements contained herein, including Note W, “Segment Information”. Exhibit 99.2 of this Form 8-K contains the Report of Independent Registered Public Accounting Firm and Consent of Independent Registered Public Accounting Firm.  Except as specifically set forth in Exhibit 99.1, the information in the attached exhibits do not reflect any other events occurring after IBM filed its Form 10-K on February 28, 2006 for the year ended December 31, 2005. For a discussion of events and developments subsequent to February 28, 2006, please refer to the reports and other information that IBM has filed with the Securities and Exchange Commission, including IBM’s Form 10-Q for the period ended March 31, 2006.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/). IBM encourages investors to visit its various web sites from time to time, as information is updatedand new information is posted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  June 13, 2006

By:	/s/ Timothy S. Shaughnessy

Timothy S. Shaughnessy
Vice President and Controller